Exhibit 10.54
CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXECUTION COPY

AMENDMENT NUMBER ONE
New RMSR Agreement
dated as of August 17, 2018
by and among
NEW RESIDENTIAL MORTGAGE LLC
HLSS HOLDINGS, LLC
HLSS MSR - EBO ACQUISITION LLC
and
OCWEN LOAN SERVICING, LLC
This AMENDMENT NUMBER ONE is made this 17th day of August, 2018, by and between OCWEN LOAN SERVICING, LLC, as seller (the “Seller”), HLSS HOLDINGS, LLC (“Holdings”), HLSS MSR – EBO ACQUISITION LLC, (“MSR – EBO” and together with Holdings, the “Purchasers”) and NEW RESIDENTIAL MORTGAGE LLC (“NRM”), to that certain New RMSR Agreement, dated as of January 18, 2018 (the “Agreement”), by and among the Seller, the Purchasers and NRM.
RECITALS
WHEREAS, the Seller, the Purchasers and NRM desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and
WHEREAS, the Seller, the Purchasers and NRM each have agreed to execute and deliver this Amendment Number One on the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendments. Effective as of August 17, 2018, the Agreement is hereby amended as follows:
(a)Article I of Annex I the Agreement is hereby amended by adding the following new definitions in alphabetical order therein:

“Agency Subservicing Agreement: The Subservicing Agreement, dated as of August 17, 2018, between NRM, as owner/servicer, and Seller, as subservicer, as may be amended, supplemented or otherwise modified from time to time.”

“PMI Proceeding Advance: Any and all Losses incurred by the Seller (or any agent, attorney, Vendor and/or representative of the Seller) in connection with any PMI Proceeding,

regardless whether the Seller and/or the Purchasers or NRM are entitled under the related Servicing Agreement to be reimbursed for such Losses.”

(a)The definition of “Approved Third-Party Appraisers” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):
“Approved Third-Party Appraisers: The following parties and any other residential mortgage servicing appraisal service provider agreed upon by Holdings and the Seller as an “Approved Third-Party Appraiser” for purposes of this Addendum: [***], or any successors thereto, unless either party hereto provides written notice to the other party of its disapproval of such successor.”
(b)The definition of “Business Day” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):
“Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the States of New York, California, Florida, Iowa, Texas, New Jersey or the Commonwealth of Pennsylvania are authorized or obligated by law or by executive order to be closed, (c) a day that is not a business day as provided in the applicable Servicing Agreement or (d) such other days as agreed upon by the parties in writing.”
(c)The definition of “Change of Control” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):
“Change of Control: Unless otherwise consented to by Holdings (a decision on which shall not be unreasonably delayed) with respect to the Seller, shall mean (i) any transaction or event as a result of which the Corporate Parent ceases to own, directly or indirectly, more than 50% of the stock of Seller; (ii) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of mortgage loans); or (iii) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Seller immediately prior to such merger, consolidation or other reorganization. Unless otherwise consented to by Holdings (a decision on which consent shall not be unreasonably delayed) with respect to the Corporate Parent, shall mean (i)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) shall have obtained the power (whether or not exercised) to elect a majority of the board of directors (or equivalent governing body) of the Corporate Parent (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of forty nine percent (49%) or more on a fully diluted basis of the voting interests in the Corporate Parent’s Equity Interests, or (iii) the current members of the Corporate Parent's board of directors as of the Effective Date (or equivalent governing body) shall cease to represent a majority of the directors of the Corporate Parent's board of directors (or equivalent governing body). Notwithstanding the foregoing, Holdings agrees that it shall be deemed to consent to the transaction set forth on Schedule 1.1.

(d)The definition of “Material Adverse Effect” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following:
“Material Adverse Effect”: With respect to the Seller (a) a Material Adverse Change with respect to the Seller or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Seller to perform under this Addendum or any NRZ Subservicing Agreement, or to avoid a Seller Termination Event; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Addendum against the Seller; or (d) a material adverse effect upon the value or marketability of a material portion of the Servicing Rights related to the Mortgage Loans serviced by the Seller pursuant to this Addendum and subserviced pursuant to any NRZ Subservicing Agreement, taken as a whole.  With respect to the Servicing Rights related to the Mortgage Loans serviced by the Seller pursuant to this Addendum and subserviced pursuant to any NRZ Subservicing Agreement, a material adverse effect (a) upon the value or marketability of a material portion of the Servicing Rights or (b) on the ability of the Seller to realize the full benefits of the Servicing Rights. With respect to the Purchasers taken as a whole (a) a Material Adverse Change with respect to such Purchaser or any of its Affiliates taken as a whole; (b) a material impairment of the ability of such Purchaser to perform under this Addendum, or to avoid any Purchaser Termination Event under this Addendum (that cannot be timely cured, to the extent a cure period is applicable); (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Addendum against such Purchaser; or (d) a material adverse effect upon the value or marketability of a material portion of the Servicing Rights related to the Mortgage Loans serviced by the Seller pursuant to this Addendum and any NRZ Servicing/Subservicing Agreement, taken as a whole.
(e)The definition of “Measurement Balance” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following:

“Measurement Balance: As of any date of determination, the unpaid principal balance of the Measurement Loans (other than any Mortgage Loans subserviced by Seller pursuant an agreement between NRM and Seller for which the related Mortgage Loan is owned by an Agency).
(f)The definition of “Measurement Loans” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):

“Measurement Loans: Other than any Mortgage Loans with respect to which the Seller is solely performing Master Servicing functions, the Prior Ocwen Serviced Loans under any NRZ Subservicing Agreement and any Mortgage Loans subject to an MSRPA Servicing Agreement (as defined in the New RMSR Agreement) as of the date of the New RMSR Agreement or that were previously subject to a Deferred Servicing Agreement (as defined in the Master Agreement) and which, in each case, are being serviced or subserviced by the Seller for Purchasers, any NRZ O/S Entity or any of their respective Affiliates or securitizations sponsored by New Residential Investment Corp. or any of its subsidiaries, including on an interim basis, but excluding any Mortgage Loans with respect to which (x) the Servicing Rights have been transferred to a third party pursuant to the New RMSR Agreement or this Addendum, (y) the Rights to MSRs and Transferred Receivables Assets have been transferred to Seller or an Affiliate of Seller pursuant to the New RMSR Agreement or this Addendum or (z) the subservicing of such Mortgage Loans is being performed by a party other than Seller or an Affiliate of Seller pursuant to Section 5.7.”
(g)The definition of “New Mortgage Loan” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):

“New Mortgage Loan: With respect to any existing Mortgage Loan subject to this Addendum, a new mortgage loan (i) which is originated when the related Mortgagor (A) refinances such existing Mortgage Loan with proceeds from such new mortgage loan which is secured by the same mortgaged property or (B) pays off in full such existing Mortgage Loan and obtains a new mortgage loan secured by a different mortgaged property and, in each case, such refinancing or new borrowing resulted from the solicitation efforts of the Seller or any brokers, correspondent lenders, agents or independent contractors that Seller engaged to solicit such refinancing or new borrowing on its behalf and (ii) for which the related Servicing Rights are transferred to NRM pursuant to Exhibit B.”
(h)The definition of “NRZ Subservicing Agreement” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):

“NRZ Subservicing Agreement: Each of the NRM Subservicing Agreement, the Agency Subservicing Agreement, and the Shellpoint Subservicing Agreement, as may be amended, supplemented or otherwise modified from time to time.”

(i)The definition of “Servicing Advance” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):

“Servicing Advance: All customary, reasonable and necessary actual “out of pocket” costs and expenses incurred by the Seller in accordance with the Applicable Requirements and the Advance Policy, and after the Effective Date, subject to the terms of this Addendum, excluding (i) any P&I Advance or indemnification amounts payable by the Seller pursuant to this Addendum and (ii) any PMI Proceeding Advances.”

(j)The definition of “Termination Fee” in Article I of Annex I of the Agreement is hereby amended by deleting the existing definition in its entirety and replacing it with the following (modified text underlined for review purposes):

“Termination Fee: The fee payable by the Holdings to the Seller as provided in Section 5.4(a) and (b) which fee, if any, shall equal the applicable amount set forth in Exhibit C-1 and calculated in accordance with Exhibit C-2, shall not be refundable under any circumstances, and shall not be subject to reduction by way of setoff, recoupment, defense, counterclaim, or otherwise (except as set forth below); provided, however, any Termination Fee paid pursuant to this Agreement with respect to any Mortgage Loans shall be reduced by the payment of any Termination Fee received by Seller under any NRZ Subservicing Agreement with respect to such Mortgage Loans and in no event shall the aggregated Termination Fee for all NRZ Subservicing Agreements exceed the amount set forth on
Exhibit C-1.

(k)The Agreement is hereby amended by deleting Section 2.1(c) and (g) of Annex I in its entirety and replacing it with the following (modified text underlined for review purposes):

“(c)    Notwithstanding anything to the contrary, to the extent any documentation, policies, notices, contracts, reporting, and/or related information delivered by Subservicer under any NRZ Servicing/Subservicing Agreement or the NRM Agency Subservicing Agreement are explicitly permitted under this Agreement to be combined with (and/or delivered in lieu of) the documentation, policies, notices, contracts, reporting, and/or related information which Subservicer is obligated to deliver to the Holdings hereunder, such delivery to the Holdings of either a combined report or a report in lieu of a report to be delivered hereunder shall, in any case, (i) be substantially similar in form and substance to the related documentation, (ii) applicable to the Mortgage Loans or the Subservicer’s servicing platform, and (iii) related to the policies, notices, contracts, reporting and/or information which Subservicer is obligated to deliver to the Holdings hereunder.

(g)    For any New Mortgage Loans, the Seller shall transfer the related Servicing Rights to NRM pursuant to the MSRPA (as defined in the NRM Subservicing Agreement) with Seller, and following such transfer, Seller shall subservice each such New Mortgage Loan on behalf of NRM pursuant to the Agency Subservicing Agreement.”
(l)The Agreement is hereby amended by deleting Section 2.13(c)(iii) in its entirety and replacing it with the following (modified text underlined for review purposes):

“(iii)    Promptly upon Holdings’ lender’s receipt of the information provided pursuant to Section 2.13(c)(ii) (the “Servicing Advances Purchase Date”), subject to resolution of any obvious or manifest errors, (1) Seller shall sell, assign, transfer and convey to Holdings, for a cash purchase price equal to 100% of the Servicing Advance, all of Seller's right, title and interest, whether now owned or hereafter acquired in, to and under, each such Servicing Advance, (2) Seller shall represent and warrant to Holdings the representation and warranties set forth in Section 7.11 hereof and (3) Holdings shall fund (or cause to be funded) the amount set forth in the written invoice or other customary documentation provided by the Seller for all such Servicing Advances (or such lesser amount as reasonably determined by the Seller) via wire transfer to the Seller on such Servicing Advances Reimbursement Date. Upon any such funding or payment by Holdings, Holdings shall acquire title to the related Servicing Advances. Notwithstanding any provision in this Addendum to the contrary, Holdings shall not be responsible for any PMI Proceeding Advances and in no event shall the Seller be reimbursed by Holdings for any PMI Proceeding Advances.”
(m)The Agreement is hereby amended by deleting Section 2.8(e) in its entirety and replacing it with the following (modified text underlined for review purposes):

(e)    The Seller shall provide, at the timing set forth in Exhibit E-1, the Mortgagor Litigation Reports as set forth in the related Formatted Servicing Report summarizing current litigation, foreclosure and bankruptcy activity with respect to any of the Mortgage

Loans. In addition, the Seller shall provide at the timing set forth in Exhibit E, a report relating to the oversight of foreclosure and bankruptcy attorneys in a form to be reasonably agreed upon by the Seller and Holdings. The Seller’s monthly reporting shall include updates regarding the status of any known litigation, including matters resolved and new matters and associated costs and expenses and upon reasonable request, the Seller shall promptly provide to Holdings copies of all notices, pleadings and subpoenas regarding any such known litigation relating to a Mortgage Loan. The Seller and Holdings hereby agree that such report will include the following information: [***]. To the extent that any reports relating to the matters in this Section 2.8(e) are delivered by Seller to an NRZ O/S Entity under an NRZ Subservicing Agreement, Seller may deliver combined reports covering Mortgage Loans subserviced under such NRZ Subservicing Agreement and under this Addendum, and delivery of such reports to such NRZ O/S Entity shall be deemed to constitute delivery of such reports hereunder. The parties agree that Seller may deliver a combined report with the reporting required hereunder and the reporting required to be provided to Holdings under Section 2.8(e) of the NRM PLS Subservicing Agreement. The parties may agree to additional reporting, on an as-needed basis, for specific individual litigation proceedings pursuant to Section 2.3(b). The Seller shall cooperate in good faith with any requests or instructions from Holdings regarding such litigation and related proceedings, and Holdings shall coordinate with each NRZ O/S Entity to the extent such requests relate to similar requests or instructions by such NRZ O/S Entity under the related NRZ Subservicing Agreement.
(n)The Agreement is hereby amended by adding the following Section 2.23 immediately following Section 2.22 to Annex I:
“Section 2.23.        PMI Litigation.

The parties agree that Seller has the authority to continue engaging in discussions, dealings or other communications with private mortgage insurers solely in connection with existing and active litigations, actions, suits, arbitrations, claims or other proceedings of any kind on or prior to the date hereof brought by Seller on behalf of any Investors against such private mortgage insurers related to rescission, denial, cancellation or curtailment of mortgage insurance with respect to any Mortgage Loan (collectively, the “PMI Proceedings”). Such authority is granted without regard to whether the form of such proceeding changes over the course of time. Solely with respect to such PMI Proceedings, the parties further agree that Seller has the authority to continue prosecuting legal or other action against such private mortgage insurers and to enter into related settlements in connection therewith.
In connection with any such PMI Proceeding, each party hereto shall reasonably cooperate with the other party in connection therewith (including, without limitation by providing a ratification, agency appointment, consent or authorization to Seller, or by assisting the Seller in obtaining a ratification, consent or authorization from a trustee, to permit Seller to act or continue acting on behalf of Holdings if Seller’s authority to proceed with such action or to settle such action is challenged), and make available to the other party, all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating thereto as may be reasonably required by the other party to bring or defend or settle such action, claim or proceeding; provided that, (i) in no event shall Holdings be obligated to provide any records, materials and/or information which was previously provided to Holdings by the Seller and (ii) Holdings shall have no obligation to provide any witness to the extent any witness under the Seller's control can provide similar information/testimony. In no event shall the Seller make any admissions of liability on the part of Holdings.
On a monthly basis and/or as otherwise reasonably requested by Holdings, the Seller shall provide updates on the status of each PMI Proceeding (which updates may be in-person, telephonic or via a secure web meeting) together with copies of any related legal pleadings. The Seller shall promptly notify Holdings in writing of any material developments or changes in the status of any PMI Proceeding.”
(o)The Agreement is hereby amended by deleting Section 5.3(a)(xv), (xvi) (xxiii) in its entirety and replacing it with the following (modified text underlined for review purposes):
“(xv)    as of any date of determination, the unpaid principal balance of Measurement Loans (other than any Mortgage Loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement) with respect to which a Termination Party has, other than in connection with any Solicitations to Terminate which has not resulted in a vote or direction to terminate, delivered written notification of intent to terminate or notice of termination or otherwise directed or initiated the process of terminating any NRZ O/S Entity and/or Seller in writing (“PSA Termination Notice”), in the aggregate, equals or exceeds [***] of the Measurement Balance, in each case, due to Seller’s failure to service in accordance with the terms of this Addendum and/or any NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement); provided, however that, the unpaid principal balance with respect to a Servicing Agreement will not be counted toward the [***] threshold referenced in this Section 5.3(a)(xv) if the related Termination Party delivered the related PSA Termination Notice solely as a result of Seller’s compliance with a written direction from Holdings in accordance with Section 2.3 hereof or the written direction of any NRZ O/S Entity in accordance with Section 2.3 of any NRZ Subservicing Agreement; provided that no termination shall be permitted unless any applicable cure period in the related Servicing Agreement has expired and the related Termination Party has not withdrawn such notification;
(xvi)    as of any date of determination, the unpaid principal balance of Measurement Loans (other than any Mortgage Loans subserviced by Subservicer pursuant to the NRM Agency Subservicing Agreement) with respect to which a Termination Party has sent a solicitation for a vote or request for direction from or on behalf of Investors regarding the termination of any NRZ O/S Entity and/or Seller as servicer under the related Servicing Agreement (a “Solicitation to Terminate”), in the aggregate, equals or exceeds [***] of the Measurement Balance, in each case (A) from a Termination Party and (B) due to Seller’s failure to service in accordance with the terms of this Addendum and/or any NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement); provided, however that, the unpaid principal balance with respect to a Servicing Agreement will not be counted toward the [***] threshold referenced in this Section 5.3(a)(xvi) if the related Termination Party delivered the related Solicitation to Terminate solely as a result of Seller’s compliance with a written direction from Holdings in accordance with Section 2.3 hereof or the written direction of any NRZ O/S Entity in accordance with Section 2.3 of any NRZ Subservicing Agreement; provided, further that a Solicitation to Terminate shall no longer be included in calculating the [***] threshold on the earlier of the date the Termination Party indicates that it will pursue no action or provides notification indicating that such Solicitation to Terminate has not resulted in a vote to terminate or direction to terminate Seller as servicer under the related Servicing Agreement and 135 days following the date of the Solicitation to Terminate if such Solicitation to Terminate has not resulted in a vote to terminate or direction to terminate Seller as servicer under the related Servicing Agreement;
(xxiii)    the occurrence of a Subservicer Termination Event (as defined in an NRZ Subservicing Agreement other than the NRM Agency Subservicing Agreement) under an NRZ Subservicing Agreement (other than the NRM Agency Subservicing Agreement), with respect to which the applicable NRZ O/S Entity has exercised remedies thereto; provided, however, that if the applicable NRZ O/S Entity exercises its right to terminate the NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement) with respect to all of the mortgage loans subserviced thereunder following a Subservicer Termination Event or Seller Termination Event thereunder, Holdings shall be deemed to automatically exercise its remedies related to this clause (xxiii) and this Agreement shall terminate in accordance with the terms hereof; provided, further however, if (1) a Subservicer Termination Event or Seller Termination Event exists under the applicable NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement) only with respect to a portion of the related mortgage loans subject thereunder (and not with respect to all of the mortgage loans subserviced thereunder) and (2) either (x) to the extent expressly permitted pursuant to such NRZ Servicing/Subservicing Agreement, the applicable NRZ O/S Entity exercises its remedies thereunder only with respect to a portion of the related mortgage loans subject thereunder (and not with respect to all of the mortgage loans subserviced or serviced thereunder) or (y) the applicable NRZ O/S Entity does not exercise its remedies thereunder but an Investor terminates the applicable NRZ O/S Entity as NRZ O/S Entity with respect to such mortgage loans (and not with respect to all of the mortgage loans subserviced or serviced thereunder), then, in each case, the proviso in this clause (xxiii) relating to Holdings being deemed to automatically exercise its remedies related to this clause (xxiii) shall not apply.”
(p)The Agreement is hereby amended by deleting the last paragraph of Section 5.3(a) to Annex I in its entirety and replacing it with the following (modified text underlined for review purposes):

“provided, however, that notwithstanding the foregoing, if Seller has provided Holdings a written notice of its intent to terminate this Agreement with cause pursuant to Section 5.6 or of Seller’s intent to terminate any NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement) pursuant to Section 5.6 thereof or Holdings has provided written notice of its intent to terminate this Addendum pursuant to Section 5.1(b), or any NRZ O/S Entity has provided notice to Seller of its intent to terminate any NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement) pursuant to Section 5.1(b) thereof, the Holdings may not terminate the Seller for cause pursuant to any of Sections 5.3(a)(iii), (x), (xvii) or (xix) if the event specified in such subsection was based in material part on such notice of intent to terminate; provided, further however, that if a Seller Termination Event is cured or is no longer continuing, such event shall cease to be a Seller Termination Event upon the date that is six (6) months following the later of (i) the date such Seller Termination Event was cured or ceases to continue and (ii) the date Holdings received notice or otherwise became aware of such Seller Termination Event.”
(q)The Agreement is hereby amended by deleting Section 5.4(a) to Annex I in its entirety and replacing it with the following (modified text underlined for review purposes):

“Seller purchases the related Servicing Assets or the related Rights to MSRs and Transferred Receivables Assets under Section 5.4(c)(i)(A) or (B), such Termination Fee shall, to the extent possible, be netted against the applicable Option Price or purchase price, respectively and otherwise be paid to Seller on the applicable Termination Date and (ii) if Seller is not purchasing the related Servicing Assets or the related Rights to MSRs and Transferred Receivables Assets under Section 5.4(c)(i)(A) or (B), Holdings shall remit to the Escrow Agent, to be held by the Escrow Agent in accordance with the Escrow Agreement, one-hundred percent (100%) of the applicable Termination Fee Deposit Amount (as defined and calculated in accordance with Exhibit C-2) in immediately available funds at least one (1) Business Day prior to the Seller sending the related transferor’s notice of transfer of servicing or “goodbye letter” in accordance with the requirements of applicable law solely to the extent the Seller has complied and completed all of the servicing transfer requirements set forth in Part I of Exhibit S required to be performed on or before such date thereof; provided that Seller shall have no obligation to send any such notices until the Escrow Agent verifies to Seller that the Termination Fee Deposit Amount has been received. The Escrow Agent shall pay the Seller (i) fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to Holdings, from the Seller of a certification by the Seller and its third party vendor handling the mailing that the Seller has sent the related transferor’s notice of transfer of servicing or “goodbye letter” and (ii) the remaining fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to Holdings, from the Seller of a certification by the Seller that the Seller has completed the Servicing Transfer Requirements set forth in Part III of Exhibit S attached hereto and including the federal reference numbers and wire amounts for the funds required to be remitted in accordance with such Servicing Transfer Requirements. The Seller shall send a copy of each of the deliverables under the Servicing Transfer Requirements to Holdings at the same time it delivers such deliverable to the applicable successor servicer or subservicer. Holdings may elect to wait to transfer the servicing with respect to certain Servicing Agreements if the transfer of such Servicing Agreements would result in the unpaid principal balance of the Mortgage Loans that would remain subject to this Addendum following such transfer to be less than ten percent (10%) of the unpaid principal balance of all of the Mortgage Loans subject to this Addendum on the Effective Date of Termination. The Seller and Holdings shall use their best efforts to cooperate to enter into an Escrow Agreement containing the terms as set forth in this paragraph prior to the applicable date a payment is required to be made to the Escrow Agent as described in this paragraph and, to the extent such actions have been taken by any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement), Holdings and Seller may agree to aggregate such actions. Notwithstanding anything to the contrary set forth in this Addendum, the Seller shall not be entitled to receive any Termination Fee to the extent the Effective Date of Termination occurs after the Initial Term or the parties are unable to effectuate the transfer of servicing to a successor servicer or subservicer.”
(r)The Agreement is hereby amended by deleting Section 5.4(j) to Annex I in its entirety and replacing it with the following:
“(j)        If an NRZ O/S Entity terminates an NRZ Subservicing Agreement (other than the NRM Agency Subservicing Agreement) for convenience pursuant to Section 5.1(b) (and not with respect a portion of the related mortgage loans as permitted by Section 5.1(d)) within twelve (12) months following the closing date of the acquisition of Shellpoint by New Residential Investment Corp. or any of its Affiliates, unless otherwise agreed to by Seller, the Purchasers shall concurrently terminate this Addendum for convenience pursuant to Section 5.1(b); provided, however, if an NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement) is terminated solely with respect to a portion of the related mortgage loans subject to such NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement) as permitted by Section 5.1(d) (and not with respect to all of the mortgage loans subserviced thereunder), this Section 5.4(j) shall not apply and the Addendum shall not be terminated. If, following termination of any NRZ Subservicing Agreement (other than as described in the immediately preceding sentence), there has been a Material Change, the parties shall agree to an Adjusted Fee Rate calculated in accordance with Exhibit U.”
(s)The Agreement is hereby amended by deleting Section 8.2(g) to Annex I in its entirety and replacing it with the following:

“(g)    any claim, litigation or proceeding to which Holdings is made a party in connection with Section 2.23, (ii) Holdings (and any of Holdings designee's) compliance with Section 2.23 (including, without limitation, any reasonable costs and expenses related to travel and lodging) and/or (iii) Holdings’ cooperation with the Seller in connection with any PMI Proceeding;”
(t)The Agreement is hereby amended by deleting Schedule 1.1 of Annex I in its entirety and replacing it with Schedule 1.1 attached hereto.
(u)The Agreement is hereby amended by deleting Exhibit B of Annex I in its entirety and replacing it with Exhibit B attached hereto.
(v)The Agreement is hereby amended by deleting Exhibit E-1 of Annex I in its entirety and replacing it with Exhibit E-1 attached hereto.
(w)The Agreement is hereby amended by deleting Exhibit G of Annex I in its entirety and replacing it with Exhibit G attached hereto.
(x)Exhibit J to the Agreement is hereby amended by deleting the definition of “Measurement Loans” in its entirety and replacing it with following (modified text underlined for review purposes):

“Measurement Loans: Other than any Mortgage Loans with respect to which the Seller is solely performing Master Servicing functions, the Prior Ocwen Serviced Loans under any NRZ Subservicing Agreement and any Mortgage Loans subject to an MSRPA Servicing Agreement (as defined in the New RMSR Agreement) as of the date of the New RMSR Agreement or that were previously subject to a Deferred Servicing Agreement (as defined in the Master Agreement) and which, in each case, are being serviced or subserviced by the Seller for Purchasers, any NRZ O/S Entity or any of their respective Affiliates or securitizations sponsored by New Residential Investment Corp. or any of its subsidiaries, including on an interim basis, but excluding any Mortgage Loans with respect to which (x) the Servicing Rights have been transferred to a third party pursuant to the New RMSR Agreement or this Addendum, (y) the Rights to MSRs and Transferred Receivables Assets have been transferred to Seller or an Affiliate of Seller pursuant to the New RMSR Agreement or this Addendum or (z) the subservicing of such Mortgage Loans is being performed by a party other than Seller or an Affiliate of Seller pursuant to Section 5.7.”

(y)Exhibit J to the Agreement is hereby amended by deleting the definition of “New Mortgage Loan” in its entirety and replacing it with following (modified text underlined for review purposes):

“New Mortgage Loan: With respect to any existing Mortgage Loan subject to this Addendum, a new mortgage loan (i) which is originated when the related Mortgagor (A) refinances such existing Mortgage Loan with proceeds from such new mortgage loan which is secured by the same mortgaged property or (B) pays off in full such existing Mortgage Loan and obtains a new mortgage loan secured by a different mortgaged property and, in each case, such refinancing or new borrowing resulted from the solicitation efforts of the Seller or any brokers, correspondent lenders, agents or independent contractors that Seller engaged to solicit such refinancing or new borrowing on its behalf and (ii) for which the related Servicing Rights are transferred to NRM pursuant to Exhibit B.”
SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 4. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).
SECTION 5. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number One and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

OCWEN LOAN SERVICING, LLC

By: /s/ John P. Kim
Name: John P. Kim
Title: President and Chief Executive Officer

Amendment to New RMSR Agreement

HLSS HOLDINGS, LLC
By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Amendment to New RMSR Agreement

HLSS MSR – EBO ACQUISITION LLC

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Amendment to New RMSR Agreement

NEW RESIDENTIAL MORTGAGE LLC

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Operating Officer

SCHEDULE 1.1

CHANGE OF CONTROL

Holdings hereby consents to a proposed transaction pursuant to which (x) Seller would merge into PHH Mortgage Corporation (“PMC”) and PMC would be the surviving entity immediately following such merger or (y) PMC would become the direct or indirect owner of the majority of the stock of the Seller and, in each case, such consent is deemed to be exercised in concert with each NRZ O/S Entity under the NRZ Subservicing Agreements, to the extent applicable.

Amendment to New RMSR Agreement

EXHIBIT B

THIS PAGE AND THE FOLLOWING 14 PAGES OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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ANNEX ONE

THIS PAGE AND THE FOLLOWING PAGE OF THIS ANNEX HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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EXHIBIT 1
LEVEL OF DISCLOSURE SCHEDULE

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EXHIBIT E-1

LIST OF SERVICING REPORTS

“Critical Report”	“Regulatory Report”	Name of Report	Report #	Updates #	Frequency
Yes	No	Navigant Daily File Loan Level Extract	E-1	*	Daily (by noon ET)
Yes	No	Service Fee Reports (“Service Fee Daily Report”)	E-2(a)	*	Daily (by noon ET)
Yes	No	Service Fee Reports (“NRZ MS Dynamics File”)	E-2(b)	*	Daily (by noon ET)
Yes	No	Remittance File	E-3	*	Daily (by noon ET)
Yes	No	NRZ Primary MSR Data Tape	E-4	*	Monthly by 10th BU day
Yes	No	Reconciliation Report	E-5	*	As specified Section 4.1
Yes	No	Advance Reports (“MRA AF Daily File”)	E-6(a)	*	Daily (by noon ET)
Yes	No	Advance Reports (“NRZ NBB Loan Level File”)	E-6(b)	*	Monthly by 7th BU day
Yes	No	Portfolio Strat Reports	E-7	*	Monthly by 7th BU day.
No	No	Mortgagor Litigation Report	E-8	*	Monthly (by 5th BU day)
No	No	Corporate Matters Report	E-9	*	Monthly (by 15th)
No	No	Performance Reports	E-10	*	Monthly (by 20th)
No	No	Material Changes to Subservicer’s, Corporate Parent or any of their respective Affiliates’ Policies and Procedures	*	E-A1	Monthly (by 20th)
No	No	Basic Complaint Report	E-12(a)	*	Monthly (by 5th BU day)
No	No	Escalated Complaint Case Data Report	E-12(b)	*	Monthly (by 5th BU day)
No	No	Notice of Error and Request for Information Reports	E-13	*	Monthly (by 7th BU day)
No	No	Portfolio Roll Rate Reports	E-14	*	Monthly (by 7th BU day)
No	No	Monthly Financial Covenant Certification	*	E-A2	As provided in Section 2.22
No	No	Advance Threshold Report	E-15	*	Monthly (by 20th)
No	No	Back-up Servicer Files	E-16	*	As agreed to with the Back-up Servicer
No	No	MI Rescission Report	E-17	*	Monthly (by 15th)
No	No	Land Title Adjustment Report	E-18	*	Monthly (by 7th BU day)

“Critical Report”	“Regulatory Report”	Name of Report	Report #	Updates #	Frequency
No	No	Ancillary Income Report	E-19	*	Monthly (by 15th)
No	No	Ocwen Daily Subservicing File	E-20	*	Daily (by noon ET)
No	No	Ocwen Monthly Subservicing File	E-21	*	Monthly (by 7th BU day)
No	No	Exhibit Q Information	*	E-A3	Quarterly (by 45th calendar day
No	No	Provide Fidelity and Errors and Omissions Insurance	*	E-A4	Quarterly (by 45th calendar day
No	No	Customer Service Statistics	E-22	*	Quarterly (by 45th calendar day
No	No	Tracking Report regarding Privacy Notices	E-23	*	Quarterly (by 20th)
No	Yes	NYS VOSR Template	E-24	*	Quarterly (20 days after Quarter-End)
No	Yes	MBFRF Template	E-25	*	Quarterly (20 days after Quarter-End)
No	Yes	MCR Template	E-26	*	Quarterly (30 days after Quarter-End)
No	Yes	Illinois Default and Foreclosure Template	E-27	*	Semi-Annual (by 20th calendar day of July)
No	Yes	California CRMLA Template	E-28	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Illinois Report of Servicing Activity Template	E-29	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Michigan Mortgage Brokers, Lenders and Servicers Template	E-30	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Missouri Report of Residential Mortgage Loan Broker Activity Template	E-31	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Washington Consumer Loan Assessment Report Template	E-32	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Washington Consumer Loan Assessment Report Template	E-33	*	Annual (by 45th calendar day after fiscal year-end)
No	No	Regulation AB Compliance Report	*	E-A5	As defined in Agreement
No	No	Uniform Single Attestation Program Compliance Report	*		As defined in Agreement

“Critical Report”	“Regulatory Report”	Name of Report	Report #	Updates #	Frequency
No	No	SOC 1 Type II of Critical Vendors of Subservicer (or such other Type as may be reasonably satisfactory to Owner/Servicer)	*	E-A6	Within 30 days of receipt, but no later than January 31
No	No	SOC 1 Type II of Subservicer covering a minimum period of nine (9) months	*	E-A7	Within 30 days of receipt, but no later than January 31
No	No	SOC 1 Type II Bridge Letter of Subservicer covering a maximum period of three (3) months	*	E-A8	No later than January 31

EXHIBIT G
THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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